Exhibit 99.1

Former United Kingdom Prime Minister Liz Truss Joins Roundtable Board of Directors, to Lead European Press Coalition

Truss joins Roundtable founder’s 35 year history of empowering professional journalism, with providing advanced technology for major media coalitions.

LONDON, Sept.18, 2026 (GLOBE NEWSWIRE) – Roundtable (Nasdaq: RTB) CEO James Heckman today announced The Rt. Hon Liz Truss has joined its Board of Directors and will focus on forming a European Press Coalition, leveraging Roundtable’s media operating system, to empower the highest-quality journalism to self-support. After 14 years serving Great Britain as Prime Minister, Parliamentarian, Foreign Secretary, International Trade Secretary and Chief Secretary to the Treasury, Truss brings a distinguished record of public service and commitment to a free press.

“Liz embodies Britain’s tradition of sophisticated engagement across political, media and civic constituencies through decades of thoughtful leadership, open debate and commitment to a free press,” said James Heckman, CEO of Roundtable. “Our Board believes she is the perfect partner to advance our mission to protect and empower human-led, professional journalism.”

“Great Britain has one of the world’s richest traditions of independent journalism and most respected media brands. Yet professional media faces unprecedented technological and economic challenges, particularly from AI and global technology platforms,” said Truss. “I’m honored to join Roundtable’s distinguished technology leaders and senior media executives, offering the highest level of technology - purpose-built for human-led, professional media.

“Our free press is a historic national treasure worth protecting, and forming a literal Roundtable of leading professionals can ensure great journalism, created by the human mind and spirit, has a sustainable future.”

Roundtable has now assembled an audience exceeding 100 million, a $100 million marketplace - which is shared by dozens of premium media brands and hundreds of professional journalists. Liz Truss is ideally positioned to help curate and expand the highest quality journalism within that ecosystem

Roundtable has developed the world’s most advanced media operating system, powered by DeFi and AI, ironically to protect human-created journalism from AI - by providing the tools, technology, global-scale monetization and self-sustaining distribution to empower this critical art to protect our human rights.

About Roundtable (RTB Digital, Inc.)

Roundtable (NASDAQ: RTB) is the world’s only AI/DeFi-powered Enterprise Media Operating System, integrating distribution, publishing, monetization, community, syndication and DeFi payment operations, powering professional and major media brands. The Web3 platform was developed over years by digital pioneers and co-founders, Eyal Hertzog, and James Heckman. For more information, visit rtb.io.

Cautionary Note Regarding Forward-Looking Statements

This press release includes information that constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include statements that are characterized by future or conditional words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” and “continue” or similar words. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information. Such forward-looking statements include statements regarding the accretive transactions undertaken in 2026 and future operations and revenues of the company. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results to differ materially from those expressed in or contemplated by the forward-looking statements, such as the company being able to maintain its listing on Nasdaq for the common stock, having sufficient capital for its acquisitions, operations and business expansion, and developing its business and capturing users for its services. Annualized and longer period revenue and business estimates are subject to the effect of macroeconomic events, to industry changes, to competitive forces, to client development and retention, to capital availability, and to many other operational factors; therefore, any financial forecasts offered by the Company must take into account the fact that the underlying assumptions may significantly change over time and projected results may substantively increase or decrease. Other risk factors affecting the Company are discussed in detail in the Company’s filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

Investor Relations Contact: ir@roundtable.io

Public Relations Contact: press@roundtable.io